 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 28, 2014 (October 22, 2014)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed, on August 29, 2014, Ascent Solar Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Seng Wei Seow (“Seow”) and TFG Radiant Investment Group Ltd. (“TFG Radiant”) for a private placement of a total of 3,115,618 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which is expected to result in gross proceeds of approximately $8,000,000 to the Company.

As previously disclosed, the first tranche of the private placement closed on August 29, 2014. The Company issued (i) 845,309 shares of Common Stock to Seow and (ii) 845,309 shares of Common Stock to TFG Radiant, all at a price of $2.366 per share, resulting in gross proceeds of approximately $4,000,000 to the Company.

For the second tranche, the Company agreed to issue 1,425,000 shares of Common Stock (the “Second Tranche Shares”) to TFG Radiant at a price of $2.80 per share, which would result in gross proceeds of approximately $4,000,000 to the Company. The closing of the second tranche is subject to the Company’s obtaining stockholder approval of the issuance of the Second Tranche Shares in accordance with the applicable listing rules of The Nasdaq Stock Market. As described in Item 5.07 below, such stockholder approval was obtained on October 22, 2014.

Following such stockholder approval on October 22, 2014, the Company issued 534,714 Second Tranche Shares to TFG Radiant at a price of $2.80 per share, resulting in gross proceeds of approximately $1,500,000 to the Company.

The remaining 890,286 Second Tranche Shares are expected to be issued to TFG Radiant in early November at the same price of $2.80 per share, which would result in gross proceeds of approximately $2,500,000 to the Company.

The Common Stock being sold by the Company pursuant to the Purchase Agreement is being offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act). No broker or placement agent participated in the sale of Common Stock under the Purchase Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2014, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to reduce the number of authorized shares of Common Stock from 250,000,000 to 150,000,000. The Certificate of Amendment was approved at the Company’s Special Meeting of Stockholders held on October 22, 2014.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on October 22, 2014. The matters voted upon at the Special Meeting and the results of such voting are set forth below.

Proposal 1 - Approval of the issuance of certain shares of common stock to an investor that would result in such investor’s owning greater than 20% of the Company’s issued and outstanding shares of common stock after such issuance, which would be considered a “change of control” of the Company and require stockholder approval under Nasdaq Listing Rule 5635(b).

Votes For	Votes Against	Abstain	Broker Non-Votes
3,360,230	328,068	8,125	4,043,276

All shares owned by TFG Radiant were excluded from the vote on Proposal 1.

Proposal 1 was approved.

Proposal 2 - Amendment and Restatement of 2005 Stock Option Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
5,595,645	386,885	5,941	4,043,276

Proposal 2 was approved.

Proposal 3 - Amendment and Restatement of 2008 Restricted Stock Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
5,813,701	148,965	25,805	4,043,276

Proposal 3 was approved.

Proposal 4 - To approve an amendment to the Company's certificate of incorporation to decrease the number of authorized shares of common stock.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,586,849	313,594	131,304	0

Proposal 4 was approved.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibits are filed with this report:

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated October 27, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 28, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated October 27, 2014.